EXHIBIT 99.1


                             JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.


Dated:  January 26, 2005

                                  CHI FU INVESTMENT CO. LTD


                                  /s/      Jui-Hung Wang
                                  -----------------------------------------
                                  By:      Jui Hung Wang
                                  Its:     Chairman



                                  GENERAL PLASTIC INDUSTRIAL CO., LTD


                                  /s/      Jui-Hung Wang
                                  -----------------------------------------
                                  By:      Jui-Hung Wang
                                  Its:     Chairman



                                  /s/      Jui-Hung Wang
                                  -----------------------------------------
                                  Jui-Hung Wang


                                  /s/      Jui-Chi Wang
                                  -----------------------------------------
                                  Jui-Chi Wang by Sueling Wang, Attorney-in-Fact



                                  /s/      Jui-Kung Wang
                                  -----------------------------------------
                                  Jui-Kung Wang